Foamex L.P.
                           SUBSIDIARIES OF REGISTRANT
                             as of December 31, 2000


                                                 State or Other Jurisdiction
Subsidiaries                                          of Incorporation
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Foamex Asia, Inc.                                          Delaware
Foamex Canada Inc.                                         Canada
Foamex Capital Corporation                                 Delaware
Foamex de Acuna, S.A. de C.V.                              Mexico
Foamex de Mexico, S.A. de C.V.                             Mexico
Foamex de Cuautitlan, S.A. de C.V.                         Mexico
Foamex de Juarez, S.A. de C.V.                             Mexico
Foamex Latin America, Inc.                                 Delaware
Foamex Mexico, Inc.                                        Delaware
Foamex Mexico II, Inc.                                     Delaware
Grupo Foamex de Mexico, S.A. de C.V.                       Mexico
Servicios Administrativos Foamex, S.A. de C.V.             Mexico
Maquila Foamex, S.A. de C.V.                               Mexico
Corte y Costura Foamex, S.A. de C.V.                       Mexico
Administration Foamex, S.A. de C.V.                        Mexico
Espumas Foamex Espana, S.L.                                Spain